UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2014, ModusLink Global Solutions, Inc. (the “Company”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Company’s issuance of $100 million of 5.25% Convertible Senior Notes due 2019 (the “Notes”). The Notes will bear interest at the rate of 5.25% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2014. The Notes will mature on March 1, 2019 unless earlier repurchased by the Company or converted by the holder in accordance with their terms prior to such maturity date. In addition to the terms and conditions described in this Item 1.01, the Indenture contains customary terms and conditions, including customary events of default.

The Notes will be unsecured and unsubordinated obligations of the Company, and will rank equal in right of payment with the Company’s other unsecured and unsubordinated indebtedness, but will be effectively subordinated in right of payment to any existing and future secured indebtedness and liabilities to the extent of the value of the collateral securing those obligations, and structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries.

The Notes will be convertible into shares of the Company’s common stock at an initial conversion rate of 166.2593 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $6.01 per share), subject to adjustment upon the occurrence of certain events, or, if the Company obtains the required consent from its shareholders, into shares of the Company’s common stock, cash or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion price represents a conversion premium of approximately 23% relative to $4.89, which was the last reported sale price of the Company’s common stock on the Nasdaq Global Select Market on March 12, 2014.

Holders will have the right to require the Company to repurchase their Notes upon the occurrence of certain fundamental changes, subject to certain conditions, at a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The Company will have the right to elect to cause the mandatory conversion of the Notes in whole, and not in part, at any time on or after March 6, 2017, subject to certain conditions including that the stock price of the Company exceeds a certain threshold.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Notes. A copy of each of the Indenture and the Notes is attached hereto as Exhibit 4.1 and 4.2, respectively, and is incorporated herein by reference.

On March 13, 2014, the Company, ModusLink Corporation, a subsidiary of the Company, and ModusLink PTS, Inc., a subsidiary of the Company (collectively, the “Borrowers”), entered into a Second Amendment to Credit Agreement (the “Amendment”) with the financial institutions identified on the signature pages thereof as lenders (collectively, the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Agent”), which amended the Company’s Credit Agreement, dated as of October 31, 2012, as amended by that certain First Amendment to Credit Agreement dated December 18, 2013 (as so amended, the “Credit Agreement”) . The Amendment modifies certain provisions of the Credit Agreement that would have restricted or otherwise affected the issuance of the Notes and the use of proceeds therefrom, the conversion of the Notes into common stock of the Company, and the payment of interest on the Notes.

The summary of the Amendment is qualified in its entirety by reference to the text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms and conditions of the Notes and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

The terms and conditions of the Amendment described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 8.01 with respect to the Notes and the conversion thereof for shares of the Company’s common stock is hereby incorporated herein by reference. The Notes and the shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The Company offered and sold the Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Item 8.01. Other Events.

On March 13, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”), pursuant to which the Company agreed to sell $90 million in aggregate principal amount of the Notes to the Initial Purchaser, with an option for the Initial Purchaser to purchase up to an additional $10 million in aggregate principal amount of Notes, in a private placement exempt from the registration requirements under the Securities Act. On March 17, 2014, the Initial Purchaser informed the Company that it had exercised its option to purchase the additional $10 million in aggregate principal amount of Notes. On March 18, 2014, the Company issued $100 million in aggregate principal amount of the Notes. The Company estimates that the net proceeds from the offering of the Notes will be approximately $96.5 million, after deducting the Initial Purchaser’s discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include potential acquisitions and other strategic business opportunities. No material acquisitions are probable at this time. The Initial Purchaser and its affiliates may, from time to time, engage in investment banking, commercial banking and other transactions with and perform services for the Company or its subsidiaries in the ordinary course of their business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 18, 2014, by and between ModusLink Global Solutions, Inc. and Wells Fargo Bank, National Association, as trustee

4.2	Form of 5.25% Convertible Senior Note due 2019 (included as Exhibit A in Exhibit 4.1 hereto)

10.1	Second Amendment to Credit Agreement, dated as of March 13, 2014, between ModusLink Global Solutions, Inc., ModusLink Corporation, and ModusLink PTS, Inc., the financial institutions identified on the signature pages thereto as lenders, and Wells Fargo Bank, National Association as administrative agent for the lenders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: March 18, 2014	By:	/s/ Steven G. Crane
		Name:	Steven G. Crane
		Title:	Chief Financial Officer